EXHIBIT 10.6

CONSULTING AGREEMENT

THIS AGREEMENT made as of the 1st day of December, 2003,

BETWEEN:

IKONA GEAR INTERNATIONAL, INC., a corporation incorporated pursuant to the laws of the State of Nevada,

Suite 880
609 Granville Street
P.O. Box 10321 Pacific Centre
Vancouver, B.C.           V7Y 1G5

(hereinafter referred to as “Ikona” or the “Company”)

OF THE FIRST PART

- and -

CAZGELD CAPITAL CORPORATION, a corporation incorporated pursuant to the laws of the Province of Ontario,

Suite 1002
347 Bay Street
Toronto, ON          M5H 2R7

(hereinafter referred to as "Cazgeld” or “Consultant”)

OF THE SECOND PART

                                  WHEREAS Ikona has now reached certain milestones in its business and is desirous of acquiring an investor relations service to inform the North American brokerage and investment communities and the public at large of its achievements and opportunities (the “Service”);

                                  AND WHEREAS Cazgeld is in the business of providing the Service and is desirous of providing the Service to Ikona for a fee;

                                  NOW THEREFORE in consideration of the sum of $10.00 now paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants herein contained, the Parties agree as follows:

SERVICES

1.	Ikona and Cazgeld agree that the Service, provided by Cazgeld to Ikona, shall include but not be limited to:

	a)	assisting Ikona in the packaging of information for dissemination to the North American and European brokerage and investment communities and the public at large,

	b)	disseminating information, provided by Ikona to Cazgeld, to the North American and European brokerage and investment communities and the public at large,

	c)	sourcing media coverage including but not limited to news print and trade journals, to disseminate information provided to Cazgeld by Ikona,

	d)	assisting Ikona in sourcing and negotiating funding for Ikona, if and when requested by Ikona.

Cazgeld agrees that no information, statements or other communications may be made, published or disseminated on behalf of Ikona under this Agreement without Ikona’s prior review and approval. Cazgeld shall have no authority to bind Ikona in any manner to any contract, agreement or undertaking whatsoever, and shall make no representation to any third party inconsistent with this limitation. In performing services hereunder, Cazgeld shall make no statement, utterance, communication or publication that misrepresents any material fact or is materially misleading. Cazgeld agrees to indemnify, defend and hold harmless Ikona, and its officers, directors and affiliates, from any breach of any covenant cotained in this Agreement.

2.
Ikona and Cazgeld hereby agree that they shall at all times, during the operation of this agreement, comply with the terms and requirements of all securities regulatory authorities including the U.S. Securities Exchange Commission (the “SEC”) and any acts and regulations associated therewith.

3.
The term of this Agreement shall commence on December 1, 2003, and terminate on November 30, 2005 (the “Term”). Notwithstanding the Term of this Agreement, each party will have the right to terminate this Agreement on June 1, 2004, (the “Date”) by giving the other notification of such termination in writing. If neither party terminates this Agreement on the Date, then this Agreement will be in full force and effect for the Term and may only be terminated by either party, in writing, upon the material breach, by Ikona or Cazgeld, of any term of this Agreement. In addition, Ikona shall have the right to terminate this Agreement for Cause, as that term is defined in paragraph 7 below. Upon termination of this Agreement, Cazgeld shall have no further right to receive fees or other compensation under this Agreement.

4.
Ikona and Cazgeld hereby agree that each party will pay their own expenses with respect to executing this Agreement and providing the Service with the exception of extraordinary items to be agreed upon in advance by both parties.

FEE

5.
Ikona Gear Corp. a subsidiary of Ikona Gear International, Inc. will pay Cazgeld a cash fee of three thousand dollars ($3,000.00) in Canadian funds on the first day of each Service month, Cazgeld agrees to look solely to Ikona Gear Corp. for payment of the cash fee.

6.
Ikona will issue Cazgeld, as soon as practical, options to acquire three hundred thousand (300,000) common shares of Ikona (the “Options”) and shall enter into an option agreement (the “Option Agreement”) with Cazgeld as follows:

NO. OF SHARES	EXERCISE PRICE PER SHARE	VESTING
50,000 shares	@ $1.00 U.S. per share	on the signing of this agreement
100,000 shares	@ $1.50 U.S. per share	on June 2, 2004
150,000 shares	@ $2.00 U.S. per share	on January 1, 2005

The Options shall be exercisable subject to the terms of the Option Agreement. If the agreement is terminated effective June 1, 2004, by either party, then the Options vesting after that date shall immediately be cancelled and returned to Ikona and shall not be eligible for exercise by Cazgeld. Ikona agrees that Cazgeld shall be entitled to exercise the Options upon or after vesting, subject to the terms of the Option Agreement, and subject to the provisions of paragraph 7 below. The options may not be transferred or assigned by Cazgeld without the express written consent by Ikona.

7.
Notwithstanding the foregoing, the Securities described in paragraph 6 shall be forfeited and surrendered to the Company for cancellation if this Agreement is terminated by the Company for Cause. For the purposes of this Agreement, the term "for Cause" shall mean (i)Consultant shall commit a material breach of this Agreement which breach shall remain uncured for a period of thirty (30) days after written notice by the Company of such breach, (ii) Consultant is convicted of any felony or is shown to have engaged in any act of dishonesty detrimental to the Company or fraud upon the Company, or any of its affiliated companies, or any of its customers or clients, (iii) Consultant has been grossly negligent in the performance of his duties or responsibilities, or (iv) Consultant shall engage in or aid and abet any violation of any federal or state securities law, or an action has been commenced by the Commission or any state securities commission against the Consultant or any entity controlled by or under the common control of Consultant alleging a violation of federal or state securities laws.

8.
The Consultant shall pay all applicable taxes which are assessed against it as a result of its receipt of compensation under this Agreement, and the Company shall not withhold any such taxes from the compensation paid to the Consultant. Consultant agrees to indemnify and hold harmless the Company, together with its officers and directors, with respect to any such taxes or other assessments which may be due and payable as a result of the payment or receipt of compensation hereunder.

9.
If during the Term Cazgeld procures for Ikona funding upon terms and conditions acceptable to Ikona, in its sole discretion, Ikona agrees to pay to Cazgeld a fee equal to 7% of the net proceeds received by Ikona from an investor identified and procured by Cazgeld. Such fee shall be payable upon receipt by Ikona of investment proceeds in such increments and installments as funding is made.

10.
Indemnification. The Company shall indemnify and hold Consultant and his representatives and agents (including his attorneys and advisors) (together, the "Consultant Indemnified Parties), harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which they may become subject under the Securities Act or any other federal or state statute, or at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with this Agreement, except to the extent such liabilities, claims and lawsuits are due primarily to Consultant's negligence or misconduct. In addition, the Company shall also indemnify and hold the Consultant Indemnified Parties harmless against any and all costs and expenses, including reasonable legal fees incurred or related to the foregoing.

Consultant shall indemnify and hold the Company and each of its officers, directors,

employees, representative, agents (including its attorneys and advisors), sureties, guarantors, and each person who controls the Company within the meaning of Section 15 of the Securities and Exchange Act of 1934 (together, the "Company Indemnified Parties"), harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which they may become subject under the Securities Act or any other federal or state statute, or at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with this Agreement, except to the extent such liabilities, claims and lawsuits are due primarily to the Company's negligence or misconduct. In addition, Consultant shall also indemnify and hold the Company Indemnified Parties harmless against any and all costs and expenses, including reasonable legal fees incurred or related to the foregoing.

                      The indemnified party shall give the other party prompt notice of any such liability, claims or lawsuit which it contends is the subject matter of such party's right to indemnification hereunder and the other party thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim or lawsuit, excepting therefrom any and all proceeds or hearings before any regulatory bodies and/or authorities.

11.	Registration Rights.

                      11.1. On or before June 30, 2004, the Company shall use its best efforts to cause to be prepared and filed with the SEC a Registration Statement registering for sale the shares of common stock issuable upon exercise of the Options granted to Cazgeld (the “Securities”) referred to above (the "Registration Statement").

                      11.2. In connection with the preparation and filing of the Registration Statement, the Company agrees to (i) use its best efforts to cause such Registration Statement to become and remain effective; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of not less than 120 days; (iii) furnish to the Consultant such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and such other documents as Consultant may reasonably request in order to facilitate the disposition of the shares of Common Stock; and (iv) use its best efforts to register and qualify the shares of Common Stock covered by such Registration Statement under the Blue Sky laws of the State of Colorado for the distribution of the securities covered by the Registration Statement. The Consultant agrees to cooperate in all reasonable respects with the preparation and filing of the Registration Statement.

                      11.3. All fees and other expenses incurred in connection with the registration, offering and distribution of the shares of Common Stock shall be borne by the Company, including, without limitation, fees of the Company's legal counsel, Securities and Exchange Commission filing fees, Blue Sky filing fees, printing costs, accounting fees costs, transfer agent fees, and any other miscellaneous costs and disbursements. Consultant shall be liable for any and all underwriting discounts, brokerage commissions or other fees or expenses incurred in connection with the sale or other disposition by Consultant of the shares of Common Stock covered by the Registration Statement.

                      11.4. To the extent permitted by law, Consultant will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorney's fees and disbursements, which arise out of or are based upon any violation by Consultant of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to Consultant, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such Registration Statement in reliance upon and in conformity with information furnished by Consultant in writing, expressly for use in connection with such Registration Statement.

                      11.5. To the extent permitted by law, the Company will indemnify and hold harmless Consultant, including its officers, directors, employees, agents, and representatives, against any losses, claims, damages, liabilities, or expenses, including without limitation attorney's fees and disbursements, to which Consultant may become subject under the Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to the Company, or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with such Registration Statement; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such Registration Statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such Registration Statement by Consultant.

                      11.6. Consultant undertakes to comply with all applicable laws governing the distribution of securities in connection with Consultant's sale of Common Stock of the Company, including, without limitation, Regulation M under the Securities Exchange Act of 1934, and to notify the Company of any changes in Consultant's plan of distribution, including the determination of the public offering price and any dealer concession or discount so that the Company can sticker or amend the Registration Statement as the Company deems appropriate in its sole discretion.

12.

Performance and Other Engagements.

                      Throughout the term of this Agreement, it is understood that Consultant will only provide services to the Company on a part-time basis and, subject to the provisions concerning competition herein below set forth, may perform the same or similar services for other persons or entities not inconsistent with his undertakings hereunder.

13.

Representations and Warranties of the Consultant.

                      13.1. The Consultant hereby represents and warrants to the Company that there are no agreements or binding obligations enforceable against the Consultant which would be violated by his entering into this Agreement or providing the services to be provided hereunder.

                      13.2. No Other Information Relied Upon.

                               Consultant represents, warrants and agrees that he has been afforded the opportunity to make, and has made, all such investigation of the Company and its financial condition, business affairs and prospects as it deems appropriate. Consultant acknowledges receipt of such information as he deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the Company, the Securities referred to above. Consultant acknowledges that the Company has made available to him the opportunity to obtain additional information to evaluate the merits and risks of this Agreement. Consultant acknowledges that he has had the opportunity to ask questions of the Company and, to the extent he availed himself of such opportunity, Consultant received satisfactory answers from the Company, its affiliates, associates, officers and directors.

                      13.3. Nature of the Risk.

                              Consultant represents, warrants and agrees that he understands that the Company's business is, by its nature, speculative; that Consultant is aware that the financial resources of the Company are extremely limited and that it is very likely that the Company will require additional capital, and there is no assurance that such capital will be available if necessary; that Consultant is familiar with the high degree of risk that is involved in the Company's business, and that Consultant is financially able and willing to accept the substantial risk involved in such investment, including the risk of loss of the entire amount invested.

14.

Confidentiality.

                      Consultant for himself and his employees covenants with the Company that all information concerning its methods, processes, plans of acquisition, research, markets, plans, strategies, distributors, dealers, customers, clients and vendors collectively are and constitute the trade secrets and confidential proprietary information of the Company. Consultant covenants and agrees for himself and his employees that he will not (except as required in the course of his services for the Company), during the term of this Agreement or thereafter, communicate or divulge to, or use for the benefit of himself or any other person, firm, association, or corporation, without the consent of the Company, any trade secrets or confidential and proprietary information of the Company or other confidential matters possessed, owned, or used by the Company that may be communicated to, acquired by, or learned of by him or his employees in the course of or as a result of his services for the Company. All records, disks, tapes, stored information on any medium, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents, equipment, and the like, relating to the business of the Company, which Consultant or his employees shall use or prepare or come into contact with, shall remain the sole property of the Company, and upon termination of this Agreement, shall, together with all copies in the possession of Consultant, be delivered to the Company.

                      Notwithstanding the foregoing, the restrictions on disclosure and use of information and materials as set forth in this Section 10 shall not apply to the following, and the following is not confidential or proprietary information: (1) any information or materials which were generally available to the public at the time made available to Consultant by the Company; (2) any information or materials which become, without breach of this Section 10 and through no fault of Consultant, generally available to the public; (3) any information or materials which Consultant has received from other sources prior to the date of this Agreement, subject to no restrictions on disclosure applicable to Consultant; and (4) any information or materials which Consultant at any time lawfully obtains from a third party who is not under any obligation of secrecy or confidentiality to the Company, under circumstances permitting disclosure by Consultant to others without restriction.

15.

Non-Interference with Employees.

                      15.1. Consultant covenants with the Company that employees of or consultants to the Company and employees of and consultants to firms, corporations or entities affiliated with the Company have, of necessity, been exposed to and have acquired certain knowledge, understandings, and know-how concerning the Company's business operations which is confidential information and proprietary to the Company.

                      15.2. In order to protect the Company's confidential information and to promote and insure the continuity of the Company's contractual relations with its employees and consultants, Consultant covenants and agrees that for the term of this Agreement, and for a period of 12 months from the date this Agreement terminates, he will not directly or indirectly, or permit or encourage others to directly or indirectly (i) interfere in any manner whatsoever with the Company's contractual or other relations with any or all of its employees or consultants, or (ii) induce or attempt to induce any employee or consultant to the Company to cease performing services for or on behalf of the Company

                      15.3. In the event any court of competent jurisdiction determines or holds that all or any portion of the covenants contained in this Section 15 are unlawful, invalid, or unenforceable for any reasons, then the parties hereto agree to modify the provisions of this Section 15 if and only to the extent necessary to render the covenants herein contained enforceable and otherwise in conformance with all legal requirements.

16.

Clients and Customers.

                      16.1. Consultant covenants with the Company that the clients and customers of the Company, both actual and contemplated, constitute actual and prospective business relationships which are proprietary to the Company and comprise, in part, the Company's confidential information and trade secrets.

                      16.2. In order to protect the Company's proprietary rights and to promote and ensure the continuity of the Company's contractual relations with its customers and clients, Consultant covenants and agrees that for the term of this Agreement, and for a period of 12 months from the date this Agreement terminates, he will not directly or indirectly, or permit or encourage others to directly or indirectly (i) interfere in any manner whatsoever with the Company's contractual or prospective relations with any clients or customers, or (ii) induce or attempt to induce any client or customer of the Company to cease doing business with the Company, or (iii) solicit, offer to retain, or retain, or in any other manner engage or enter into any business or other arrangement with any of the Company's customers or clients to provide any services or products to any of such customers or clients as they may from time to time exist or be constituted, except and unless such arrangement for the provision of products or services is not in any way competitive with the products or services actually provided by the Company to its clients or customers or proposed to be provided by the Company to its clients or customers.

                      16.3. In the event any court of competent jurisdiction determines or holds that all or any portions of the covenants contained in this Section 16 are unlawful, invalid or unenforceable for any reason, then the parties hereto agree to modify the provisions of this Section 16 if and only to the extent necessary to render the covenants herein contained enforceable and otherwise in conformance with all legal requirements.

GENERAL

17.	This Agreement is made pursuant to the laws of the State of Nevada and shall be construed, interpreted and enforced in accordance therewith.

18.	Time shall be of the essence of this agreement.

19.	This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

20.	This Agreement may be assignable, in whole or in part, by Cazgeld to a third party upon the prior written approval of Ikona.

21.	This agreement may be executed in one or more counterparts, each of which so executed shall constitute one and the same agreement.

THE PARTIES hereto have executed this agreement as of the date first above written.

IKONA GEAR INTERNATIONAL, INC.
per:

Authorized Signing Officer	Name and Title

CAZGELD CAPITAL CORPORATION
per:

Authorized Signing Officer	Name and Title